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                                                                    EXHIBIT 11

                           CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Auditors" in the Statements of Additional Information and to the incorporation by reference of our reports dated August 18, 1997, in this Registration Statement (Form N-1A No. 2-78309) of PaineWebber RMA Money Fund, Inc. (comprising the PaineWebber Retirement Money Fund, PaineWebber RMA U.S. Government Portfolio and PaineWebber RMA Money Market Portfolio).

                                                 /s/ Ernst & Young LLP

                                                 ERNST & YOUNG LLP

New York, New York
August 25, 1997